EXHIBIT 4.19
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                             NOTE SPLIT AGREEMENT
                             --------------------


     THIS NOTE SPLIT AGREEMENT (this "Agreement") is entered into effect as of the 1st day of January, 1998, by and between Northbrook Corporation, a Delaware corporation ("Holder") and Amfac/JMB Hawaii, Inc., a Hawaii corporation ("Maker").


                             W I T N E S S E T H:
                             -------------------

     WHEREAS, Holder is the holder of a certain Note, dated as of February 17, 1997 (the "Note"), in the original principal amount of $104,759,324, made by Maker, in favor of Holder; and,

     WHEREAS, the outstanding principal and accrued interest due to Seller under the Note as of January 1, 1998, was $107,515,073.46 (the "Outstanding Balance"); and,

     WHEREAS, effective as of the date hereof, Holder and Maker wish to amend, restate and divide the Note into two separate notes which in the aggregate will have an initial outstanding balance equal to the Outstanding Balance, for the purpose of dividing those advances that were made under the Note to the working capital of Maker from those advances that were made for other purposes, with non-working capital related note ("Note 1") in the principal amount of $99,594,751.09, and the working capital related note ("Note 2") in the stated principal amount of $15,000,000, with an initial balance of $7,920,322.37.

     NOW, THEREFORE, in consideration of the premises and the covenants of the parties set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, the parties hereto agree as follows:

     1. DIVISION OF NOTE. Holder and Maker hereby agree to amend, restate, divide and replace the Note with Note 1, in the form attached hereto as EXHIBIT A, and Note 2, in the form attached hereto as EXHIBIT B. The parties hereto agree to execute and deliver such further documentation as may be reasonably requested in order to effect the foregoing.

     2. GOVERNING LAW. This Agreement shall be governed by and interpreted in accordance with the internal laws of the State of Illinois.

     3. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

     4. SUCCESSORS. This Agreement shall be binding upon, and shall inure to the benefit of, the Seller, the Buyer,and their respective legal representatives, heirs, administrators, executors, successors and assigns. No person or entity shall in any respect be deemed to be a third party beneficiary with respect to this Agreement.

      5. CAPTIONS. Captions contained in this Agreement are inserted only as a matter of convenience and in no way define, limit or extend the scope of this Agreement or any provision hereof.

      IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date and year first above written.

                                     HOLDER:

                                     NORTHBROOK CORPORATION,
                                     a Delaware corporation




                                     By:   [executed signature]
                                           ________________________________
                                     Its:  _______________________________



                                     BUYER:

                                     AMFAC/JMB HAWAII, INC.,
                                     a Hawaii corporation

                                     By:   [executed signature]
                                           ________________________________
                                     Its:  ________________________________